UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GTC BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

The following is a letter distributed by GTC Biotherapeutics, Inc. (“GTC”) on July 22, 2009 to certain shareholders of GTC who have not yet completed a proxy for the special meeting of shareholders of GTC scheduled to be held on July 30, 2009. GTC previously filed a definitive proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”) relating to the special meeting of shareholders and the solicitation of proxies in connection therewith discussed in the letter. GTC’s shareholders are urged to read the definitive proxy statement, which contains important information about the solicitation and the proposal scheduled to be presented at the meeting. The definitive proxy statement and other documents filed by GTC with the SEC are available on the SEC’s website at www.sec.gov. In addition, a copy of this filing and any materials incorporated by reference into the definitive proxy statement may be obtained, at no cost, as provided in the definitive proxy statement. GTC, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from GTC’s shareholders with respect to the proposal to be considered at the special meeting. Information about GTC’s directors and executive officers and their respective interests with respect to the proposals are set forth in the proxy statement that GTC filed with the SEC. Additional information regarding GTC’s directors and executive officers is also included in GTC’s definitive proxy statement for its 2009 annual meeting, which was filed with the SEC on April 23, 2009, and is available by the means described above.

175 Crossing Boulevard

Framingham, Massachusetts 01702

July 22, 2009

Dear Shareholder,

You recently received proxy materials in connection with the special meeting of shareholders of GTC Biotherapeutics, Inc. to be held on Thursday, July 30, 2009, and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.

GTC is asking shareholders to vote on the following proposal:

•	To approve the issuance of the Series E-1 and Series E-2 10% Convertible Preferred Stock to LFB Biotechnologies S.A.S. pursuant to the securities purchase agreement between GTC and LFB.

The Board of Directors fully recommend a “FOR” vote on the proposal. Also, professional independent advisory firms RiskMetrics Group, Glass Lewis & Co., and PROXY Governance, Inc. all have recommended a “FOR” vote on the proposal.

Please refer to the proxy materials previously mailed to you for additional information regarding the proposal.

Regardless of the number of shares you own, it is important that they be represented at the special shareholders meeting. Your vote matters to us, and we need your support.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special shareholders meeting:

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope that we have provided.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

If you have any questions relating to the special shareholders meeting or voting your shares, or you need to request additional proxy materials, you may call our proxy solicitation specialists toll-free at 800-287-0142 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We appreciate your continued support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.